Exhibit 10.4

FORM OF INTELLECTUAL PROPERTY MATTERS AGREEMENT

by and between

THE MIDDLEBY CORPORATION

and

[SPINCO]

Dated as of [●]

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT, dated as of [●] (the “Effective Date”), is entered into by and between The Middleby Corporation (“RemainCo”), a Delaware corporation, and [SpinCo] (“SpinCo”), a Delaware corporation (each, a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement, dated as of the date hereof (the “Separation Agreement”); and

WHEREAS, as of the Effective Date, RemainCo may own certain Patents, Trademarks and other Intellectual Property (other than Patents and Trademarks) that are necessary or used in the SpinCo Business as of the Effective Date, and SpinCo may own certain Patents and other Intellectual Property (other than Patents and Trademarks) that are necessary or used in the RemainCo Retained Businesses as of the Effective Date, and RemainCo wishes to grant to SpinCo, and SpinCo wishes to grant to RemainCo, a license to such Intellectual Property in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement. The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Affiliate” has the meaning set forth in the Separation Agreement.

“Agreement” means this Intellectual Property Matters Agreement (including any Schedules to it), as the same may be amended or supplemented from time to time in accordance with its provisions.

“Change of Control” means, with respect to SpinCo, directly or indirectly: (i) an acquisition, reorganization, merger, consolidation, or ownership of SpinCo (or any Affiliate of SpinCo that directly or indirectly controls SpinCo) by or with any Third Party, or any other transaction or series of transactions, pursuant to which any Third Party, together with Affiliates of such Third Party, directly or indirectly acquires or possesses beneficial ownership of more than fifty percent (50%) of the combined voting power or voting securities of SpinCo (or any Affiliate of SpinCo that directly or indirectly controls SpinCo) or the surviving entity from such transaction or series of related transactions; (ii) the sale, lease, conveyance, transfer to or possession by a Third Party of more than fifty percent (50%) of SpinCo’s business or assets in one transaction or a series of transactions; (iii) any transaction pursuant to which any Third Party obtains the power to directly or indirectly control the composition of more than fifty percent (50%) of the board of directors or other similar governing body of SpinCo (or any Affiliate of SpinCo that directly or indirectly controls SpinCo); or (iv) any other transaction in which a Third Party otherwise becomes or has become the beneficial owner of more than fifty percent (50%) of the outstanding voting securities of SpinCo (or any Affiliate of SpinCo that directly or indirectly controls SpinCo). For purposes of this definition, “control,” as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Confidential Information” means any confidential and proprietary information of a Party, including know-how, trade secrets, algorithms, source code, specifications, methods of processing, techniques, research, development, inventions (whether or not patentable and whether or not reduced to practice), data, ideas, concepts, drawings, designs and schematics. This Agreement and its terms are the Confidential Information of both Parties. Notwithstanding the foregoing, “Confidential Information” does not include information that (a) is or, through no improper action or inaction by the Receiving Party or any of its Representatives, becomes generally available and known to the public, (b) was rightfully in its possession or known by the Receiving Party without any obligation of confidentiality prior to receipt from the Disclosing Party, (c) was rightfully disclosed to the Receiving Party without restriction by a third party that, to the Receiving Party’s knowledge, was authorized to make such disclosure, (d) was independently developed by the Receiving Party without the use of or reference to any Confidential Information of the Disclosing Party or (e) is disclosed by the Disclosing Party to a third party without restriction on such third party’s rights to disclose or use the same.

“Derivative Works” means any work of authorship that is based, in whole or in part, upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adopted and which, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a pre-existing work.

“Divested Entity” means any former Affiliate of SpinCo or RemainCo, as applicable, as and from the moment it no longer qualifies as an Affiliate, and any former unincorporated business or division of a Party or its Affiliate as and from the moment it is divested by such Party or Affiliate to a transferee that is not such Party or its Affiliate.

“Improvements” means any Derivative Works, improvements, enhancements and modifications to Intellectual Property rights (excluding Trademarks), whether or not patentable.

“Intellectual Property Rights” means any and all intellectual property rights, whether registered or unregistered, which may exist or be created under the laws of any jurisdiction, including (a) patents and patent applications, and any counterparts, renewals, reissues, re-examinations, extensions, continuations, continuations-in-part, subsequent divisions and substitutions relating to any of the patents or patent applications, and the right to claim priority to those patents and patent applications (“Patents”); (b) trademarks, service marks, trade names, corporate names, slogans, logos, trade dress, and other similar designations of source or origin, domain names, all applications and registrations for the foregoing and any renewals thereof, together with the goodwill associated therewith and symbolized thereby (“Trademarks”); (c) copyrights, and moral and economic rights of authors and inventors (“Copyrights”); (d) rights in trade secrets, proprietary and confidential ideas and information, and know-how (“Trade Secrets”); (e) mask work rights and equivalents; (f) rights in databases and data collection (including knowledge databases, customer lists and customer databases); and (g) other intellectual property rights or proprietary rights arising under statutory or common law, contract, or otherwise, whether or not perfected.

“Licensee” means SpinCo with respect to the RemainCo Licensed IP and RemainCo with respect to the SpinCo Licensed IP.

“Licensee Field of Use” means with respect to SpinCo, the SpinCo Field of Use, and, with respect to RemainCo, the RemainCo Field of Use.

“Licensed IP” means the SpinCo Licensed IP, as licensed to RemainCo hereunder, and the RemainCo Licensed IP, as licensed to SpinCo hereunder.

“Licensed Patents” means the SpinCo Licensed Patents, as licensed to RemainCo hereunder, and the RemainCo Licensed Patents, as licensed to SpinCo hereunder.

“Licensor” means SpinCo with respect to the SpinCo Licensed IP, and RemainCo with respect to the RemainCo Licensed IP.

“Licensor Indemnitees” means, if Licensor is a member of the RemainCo Group, each of the RemainCo Indemnitees, and if Licensor is a member of the SpinCo Group, each of the SpinCo Indemnitees.

“RemainCo Retained Business” shall mean (i) those businesses operated by the RemainCo Group prior to the Effective Date other than the SpinCo Business, (ii) those Business Entities or businesses acquired or established by or for any member of the RemainCo Group after the Effective Time (iii) any RemainCo Former Business; provided that RemainCo Retained Business shall not include any SpinCo Former Business or SpinCo Former Real Property.

“RemainCo Field of Use” means the RemainCo Retained Business and natural evolutions or extensions thereof.

“RemainCo Licensed IP” means the RemainCo Licensed Other IP, RemainCo Licensed Patents, and RemainCo Licensed Trademarks.

“RemainCo Licensed Other IP” means all Intellectual Property Rights (other than Patents and Trademarks) owned by the RemainCo Group as of the Effective Date and used in or for the conduct of the SpinCo Business immediately prior to the Effective Date.

“RemainCo Licensed Patents” means (a) all Patents owned by RemainCo Group and used in or for the conduct of the SpinCo Business immediately prior to the Effective Date, and (b) any Patents filed after the Effective Date that share priority with or claim priority from the Patents described in clause (a).

“RemainCo Licensed Trademarks” means the Trademarks owned by RemainCo Group set forth on Exhibit A.

“SpinCo Business” shall mean the businesses conducted by RemainCo’s Food Processing Equipment Group operating segment, as such businesses are described in the Distribution Disclosure Documents, or established by or for SpinCo or any of its Subsidiaries after the Effective Date and shall include the SpinCo Former Business.

“SpinCo Field of Use” means the SpinCo Business and natural evolutions or extensions thereof.

“SpinCo Licensed IP” means the SpinCo Licensed Other IP, SpinCo Licensed Patents and SpinCo Specified IP.

“SpinCo Licensed Other IP” means all Intellectual Property Rights (other than Patents and Trademarks) owned by the SpinCo Group as of the Effective Date and used in or for the conduct of the SpinCo Business immediately prior to the Effective Date.

“SpinCo Licensed Patents” means (a) all Patents owned by RemainCo Group and used in or for the conduct of the SpinCo Business immediately prior to the Effective Date, and (b) any Patents filed after the Effective Date that share priority with or claim priority from the Patents described in clause (a).

“SpinCo Specified IP” means the Intellectual Property Rights (other than Trademarks) in the technology set forth on Exhibit B.

“Third Party” means any Person other than RemainCo, SpinCo, and their respective Affiliates.

“Valid Claim” means a claim of an issued and unexpired Patent that (i) has not been revoked or held unenforceable or invalid by a decision of a court or other Governmental Entity of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country.

ARTICLE II

GRANTS OF RIGHTS

Section 2.01 License to SpinCo of RemainCo Licensed IP.

(a) RemainCo Licensed Patents. Subject to the terms and conditions of this Agreement, RemainCo hereby grants, and shall cause its Affiliates to grant, to SpinCo a non-exclusive, perpetual, non-transferable (except as set forth in Section 9.05), irrevocable, world-wide, royalty-free, fully paid-up license, without the right to grant sub-licenses (except as set forth in Section 2.01(d), under the RemainCo Licensed Patents as from the Effective Date, to make, have made, use, sell and offer for sale, import and export, promote, exploit or commercialize in any other way products, services or technologies, in each case, in the SpinCo Field of Use.

(b) RemainCo Licensed Other IP. Subject to the terms and conditions of this Agreement, RemainCo hereby grants, and shall cause its Affiliates to grant, to SpinCo a non-exclusive, perpetual, non-transferable (except as set forth in Section 9.05), irrevocable, world-wide, royalty-free, fully paid-up license, without the right to grant sub-licenses (except as set forth in Section 2.01(d)), under the RemainCo Licensed Other IP as from the Effective Date, (i) to make, have made, use, sell and offer for sale, import and export, promote, exploit or commercialize in any other way products, services and technologies, in each case, in the SpinCo Field of Use, and (ii) to create, use, copy, perform, display and otherwise exploit Derivative Works developed by or on behalf of SpinCo or its Affiliates from such RemainCo Licensed Other IP, in each case, in the SpinCo Field of Use.

(c) RemainCo Licensed Trademarks. Subject to the terms and conditions of this Agreement, RemainCo hereby grants, and shall cause its Affiliates to grant to SpinCo a non-exclusive, perpetual, non-transferable (except as set forth in Section 9.05), irrevocable, world-wide, royalty-free, fully paid-up license, without the right to grant sub-licenses (except as set forth in Section 2.01(d)), under the RemainCo Licensed Trademarks, to use such Trademarks, in each case, in the SpinCo Field of Use, solely in connection with the manufacture, promotion and sale of the products specifically set forth on Exhibit A.

(d) Sublicenses of SpinCo Licensed IP. SpinCo may not grant any sublicenses under the license granted to SpinCo in Section 2.01(a) or (b) to any Person, except for the limited purposes of having designed, having tested, having assembled, having manufactured, distributing or selling products, services or technologies, in each case, solely on behalf of SpinCo or any of its Affiliates in the SpinCo Field of Use; provided that, (a) SpinCo shall remain responsible and liable for all acts and omission of its sublicensees, (b) all such sublicensees shall comply with the terms and conditions of this Agreement, and (c) no such sublicensee shall have any rights, and shall not be permitted, to grant further sublicenses to any Affiliate or third party.

Section 2.02 License to RemainCo of SpinCo Licensed IP.

(a) SpinCo Licensed Patents. Subject to the terms and conditions of this Agreement, SpinCo hereby grants, and shall cause its Affiliates to grant, to RemainCo a non-exclusive, perpetual, non-transferable (except as set forth in Section 9.05), irrevocable, world-wide, royalty-free, fully paid-up license, without the right to grant sub-licenses (except as set forth in Section 2.02(c)), under the SpinCo Licensed Patents as from the Effective Date, to make, have made, use, sell and offer for sale, import and export, promote, exploit or commercialize in any other way products, services or technologies, in each case, in the RemainCo Field of Use.

(b) SpinCo Licensed Other IP and SpinCo Specified IP. Subject to the terms and conditions of this Agreement, SpinCo hereby grants, and shall cause its Affiliates to grant, to RemainCo a non-exclusive, perpetual, non-transferable (except as set forth in Section 9.05), irrevocable, world-wide, royalty-free, fully paid-up license, without the right to grant sub-licenses (except as set forth in Section 2.02(c)), under the SpinCo Licensed Other IP and SpinCo Specified IP as from the Effective Date, (i) to make, have made, use, sell and offer for sale, import and export, promote, exploit or commercialize in any other way products, services and technologies, in each case, in the RemainCo Field of Use, and (ii) to create, use, copy, perform, display and otherwise exploit Derivative Works developed by or on behalf of RemainCo or its Affiliates from such SpinCo Licensed Other IPR, in each case, in the RemainCo Field of Use.

(c) Sublicenses of SpinCo Licensed IP. RemainCo may not grant any sublicenses under the licenses granted to RemainCo in Section 2.02(a) or (b) to any Person, except for the limited purposes of having designed, having tested, having assembled, having manufactured, distributing or selling products, services or technologies, in each case, solely on behalf of RemainCo or any of its Affiliates in the SpinCo Field of Use; provided that, (a) RemainCo shall remain responsible and liable for all acts and omission of its sublicensees, (b) all such sublicensees shall comply with the terms and conditions of this Agreement, and (c) no such sublicensee shall have any rights, and shall not be permitted, to grant further sublicenses to any Affiliate or third party.

Section 2.03 Limitations. Notwithstanding anything to the contrary herein, the licenses hereunder are subject to any rights of or obligations owed to any Third Party under any agreement existing as of the Effective Date between Licensor or its Affiliates and any such Third Party.

Section 2.04 Reservation of Rights. Each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its sublicensees by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ Intellectual Property, except as otherwise expressly set forth herein.

Section 2.05 Access. Each Party shall, upon reasonable request by the other Party, (i) cooperate in good faith and share with the other Party reasonable information and knowledge and (ii) provide access to relevant documentation and materials maintained in the ordinary course that are reasonably accessible and limited to the Licensed IP, in each case to the extent reasonably necessary for the effective exercise of the rights and performance of the obligations under this Agreement. Such cooperation, information sharing and access shall be subject to any applicable confidentiality obligations and shall not require the disclosure of information that is subject to legal privilege or third-party restrictions.

ARTICLE III

INTELLECTUAL PROPERTY OWNERSHIP; IMPROVEMENTS

Section 3.01 Ownership.

(a) As between the Parties, Licensee acknowledges and agrees that (i) Licensor owns the Licensed IP, (ii) neither Licensee, nor its Affiliates or its sublicensees, will acquire any rights in the Licensed IP, except for the licenses and sublicenses granted pursuant to Sections 2.01 and 2.02, and (iii) Licensee shall not, and shall cause its Affiliates and its sublicensees to not, represent that they have an ownership interest in any of the Licensed IP.

(b) To the extent that a Party (the “Assigning Party”), its Affiliates, or its sublicensees are assigned or otherwise obtain ownership of any right, title, or interest in or to any Intellectual Property in contravention of the foregoing Section 3.01(a), such Assigning Party hereby assigns, and shall cause its Affiliates and sublicensees to assign, to the other Party all such right, title, and interest. Upon such other Party’s request, the Assigning Party shall, at its own cost and expense, take all reasonable actions, including executing all assignments and other documents, necessary to perfect or record such other Party’s right, title, and interest in and to such Intellectual Property.

Section 3.02 Improvements.

(a) As between the Parties, and subject to the licenses expressly granted in this Agreement, Licensor shall retain all right, title and interest, including all Intellectual Property rights, in and to any Improvements that are made by or for Licensee in the exercise of the licenses granted to it under this Agreement.

(b) Licensee shall promptly notify Licensor in writing of any and all Improvements to the Licensed IP that are conceived, developed, or reduced to practice by or on behalf of the Licensee during the Term. Upon such notification, Licensee shall have the right, at its own expense, to prepare, file, and prosecute any Patent applications covering any such Improvements in the name of Licensor (“Licensee Applications”). Licensee shall keep Licensor reasonably informed of the status and progress of all Licensee Applications and shall provide Licensor with copies of all material correspondence with any Patent office relating to any Licensee Applications.

(c) All right, title, and interest in and to any Licensee Applications and resulting Patents covering such Improvements shall be owned by Licensor. Immediately upon filing of any such Licensee Application, and continuing for the Term, the resulting Patent shall be deemed a Licensed Patent and licensed to License pursuant to the terms of this Agreement.

(d) Licensee shall provide Licensor with all reasonable assistance and execute all documents necessary to effectuate the ownership and licensing provisions set forth above. Licensor shall cooperate with Licensee in the preparation, filing, and prosecution of such Licensee Applications as reasonably requested.

Section 3.03 Quality Control. SpinCo acknowledges the existence and importance of RemainCo’s right to exercise quality control over the use of the RemainCo Licensed Trademarks in order to preserve the continued use, integrity, validity, and enforceability of the RemainCo Licensed Trademarks and to protect the goodwill associated therewith, and SpinCo acknowledges and agrees that, SpinCo is relying to a certain extent on RemainCo to maintain, and cause its sublicensees to maintain, the high quality of the nature and use of the goods and services bearing its RemainCo Licensed Trademarks and to strictly comply, and cause its sublicensees to strictly comply, with the terms and conditions of this Agreement. SpinCo and its sublicensees shall use the RemainCo Licensed Trademarks in a manner so as not to impair the validity and enforceability of the RemainCo Licensed Trademarks. SpinCo shall not use, or permit the use of, the RemainCo Licensed Trademarks in a manner that could reasonably be expected to injure, dilute, or otherwise adversely affect the reputation of RemainCo or the goodwill associated with the RemainCo Licensed Trademarks. SpinCo shall, and shall cause its sublicensees to, maintain and comply with quality standards for all permitted uses of the RemainCo Licensed Trademarks and for all products or services in connection with SpinCo’s or its sublicensee’s use of the RemainCo Licensed Trademarks, which are substantially equivalent to or stricter than those standards used in connection with such RemainCo Licensed Trademarks as of, and prior to, the Effective Date.

ARTICLE IV

PROSECUTION, MAINTENANCE AND ENFORCEMENT

Section 4.01 Responsibility. Subject to Section 4.02, Licensor shall be solely responsible for filing, prosecuting, and maintaining all Patents within the Licensed IP, in Licensor’s sole discretion. Licensor shall be responsible for any costs associated with filing, prosecuting, and maintaining such Patents.

Section 4.02 Defense and Enforcement. Licensor shall have the sole right, but not the obligation, to elect to bring an Action or enter into settlement agreements regarding the Licensed IP, at Licensor’s sole cost and expense. In connection with any such Action, upon Licensor’s reasonable request, Licensee shall provide reasonable assistance to Licensor or its Affiliates, which may include (i) providing relevant information or signing documents (in a mutually agreed-upon form) that are required or reasonably useful in connection with the enforcement of any Licensed IP and (ii) providing testimony in a court of Law in the course of an enforcement action by Licensor or its Affiliates with respect to any Licensed IP.

Section 4.03 No Additional Obligations. This Agreement shall not obligate either Party to disclose to the other Party, or maintain, register, prosecute, pay for, enforce, or otherwise manage any Intellectual Property except as expressly set forth herein.

ARTICLE V

DISCLAIMERS; LIMITATIONS ON LIABILITY AND REMEDIES

Section 5.01 Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that the Licensed IP is provided as-is, that the Licensee assumes all risks and Liability arising from or relating to its use of and reliance upon the Licensed IP and each Party makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE SEPARATION AGREEMENT, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE LICENSED IP, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF LICENSED IP FOR A PARTICULAR PURPOSE.

Section 5.02 Compliance with Laws and Regulations. Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY OF THE LICENSED IP THAT COULD BE CONSTRUED TO REQUIRE LICENSOR TO PROVIDE LICENSED IP HEREUNDER IN SUCH A MANNER TO ALLOW A LICENSEE TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH LICENSEE.

ARTICLE VI

LIABILITY AND INDEMNIFICATION

Section 6.01 Limitation on Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY NOR ANY OF THEIR AFFILIATES SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE UNDER AND IN CONNECTION WITH THIS AGREEMENT TO THE OTHER PARTY OR ANY OF THEIR AFFILIATES FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION LOSSES, LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF GOODWILL AND DIMINUTION IN VALUE, WHETHER CAUSED BY BREACH OF THIS AGREEMENT OR OTHERWISE AND WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE.

Section 6.02 Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless the Licensor Indemnitees from and against any and all Indemnifiable Losses of the Licensor Indemnitees to the extent relating to, arising out of, by reason of or otherwise in connection with any use of the Licensed IP by or on behalf of Licensee (whether or not allegedly arising out of contract, tort (including negligence or strict liability) or otherwise).

Section 6.03 Exclusivity. The indemnification obligations set forth in Article VI are the exclusive indemnification obligations and the sole and exclusive remedy with respect to the matters addressed in this Article VI and are in lieu of any other indemnification obligations contained in the Separation Agreement or any other Ancillary Agreement.

Section 6.04 Procedures. The provisions of “Procedures for Indemnification” in Section 5.3 of the Separation Agreement are incorporated herein by reference, mutatis mutandis, and shall govern any claims for indemnification hereunder.

ARTICLE VII

CONFIDENTIALITY

Section 7.01 Procedures. Each Party (the “Receiving Party”) that receives or otherwise obtains under this Agreement any Confidential Information of the other Party (the “Disclosing Party”) agrees to (a) keep the Disclosing Party’s Confidential Information confidential and not disclose or make available any of the Disclosing Party’s Confidential Information to any third party without the prior written consent of the Disclosing Party (except in accordance with Section 7.03), (b) use at least the same degree of care in keeping the Disclosing Party’s Confidential Information confidential as it uses for its own Confidential Information of a similar nature (but in no event less than a reasonable degree of care), and (c) limit access to the Disclosing Party’s Confidential Information to its Affiliates, directors, accountants, auditors, insurers, attorneys, investors, and financial advisors, and other representatives (“Representatives”) with a reasonable need to know such Confidential Information; provided that such Representatives are subject to obligations of confidentiality at least as protective of the Disclosing Party’s Confidential Information as the confidentiality provisions of this Agreement.

Section 7.02 Disclosure Required by Law. In the event the Receiving Party is requested or required by Law to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, if legally permitted, provide reasonable advance written notice to the Disclosing Party of such request or requirement so that the Disclosing Party may seek confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). If, in the absence of a protective order, other confidential treatment or waiver under this Agreement, the Receiving Party is advised by its legal counsel that it is legally required to disclose such Confidential Information, the Receiving Party may disclose such Confidential Information without liability under this Article VII; provided, however, that the Receiving Party exercises commercially reasonable efforts to obtain reliable assurances that confidential treatment will be accorded any such Confidential Information prior to its disclosure and discloses only the minimum amount of such Confidential Information necessary to comply with such legal requirement.

Section 7.03 Disclosure in Connection with Business Transaction. A Party may provide this Agreement to any third party (subject to obligations of confidentiality at least as protective of the Disclosing Party’s Confidential Information as the confidentiality provisions of this Agreement) if required to do so in connection with any diligence for any actual or potential bona fide business transaction with such third party related to the subject matter of this Agreement (including an acquisition, divestiture, merger, consolidation, asset sale, financing or public offering).

Section 7.04 Disclosure to Sublicensee. A Party may provide Confidential Information (subject to obligations of confidentiality at least as protective of the Disclosing Party’s Confidential Information as the confidentiality provisions of this Agreement) to a sublicensee pursuant to Section 2.01(d) or Section 2.02(c), as applicable.

ARTICLE VIII

TERM

Section 8.01 Term. This Agreement shall remain in effect for the period (the “Term”) beginning on the Closing Date and (a) with respect to any Patent that is included in Licensed IP, expire on a Patent-by-Patent basis upon expiration of the last Valid Claim included in such Patent, (b) with respect to any Copyright that is included in Licensed IP, expire a Copyright-by-Copyright basis upon expiration of each Copyright, (c) with respect to Trademarks, expire upon the earlier of the expiration of the license grant in this Agreement and on a Trademark-by-Trademark basis, upon expiration or lapse of each Trademark, and (d) with respect to all RemainCo Licensed Other IP or SpinCo Licensed Other IP that is licensed or sublicensed hereunder, be perpetual. Except as otherwise expressly set forth in Section 8.02, this Agreement may not be terminated unless agreed to in writing by the Parties.

Section 8.02 Effect of Expiration and Termination; Accrued Rights; Survival.

(a) Accrued Rights. Upon the earlier of expiration or termination of this Agreement, in part or in its entirety, all licenses and rights granted to Licensee with respect to the Intellectual Property to which such expiration or termination relates shall immediately cease. Expiration and termination of this Agreement, in part or in its entirety, shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration and termination (as applicable).

(b) Termination of Sublicenses. Any sublicenses that have been granted by a Licensee to a sublicensee with respect to the Intellectual Property subject to expiration or termination of this Agreement, in part or in its entirety, shall automatically terminate upon such expiration or termination.

(c) Return/Destruction of Materials. Upon termination of this Agreement, Licensee shall, and shall ensure that its sublicensees, within fifteen (15) Business Days of any request by Licensor, return to Licensor, or at Licensor’s election destroy, all of such Licensor’s Confidential Information, including any Trade Secrets licensed hereunder that is in their possession or control as of the date of termination.

(d) Surviving Obligations. The following provisions of this Agreement, together with all other provisions of this Agreement that expressly specify that they survive, shall survive expiration and termination of this Agreement, in part or in its entirety: Section 2.04 (Reservation of Rights), Articles III (Intellectual Property), VI (Liability and Indemnification), VII (Confidentiality), IX (Miscellaneous) and this Section 8.02(d) (Surviving Obligations).

ARTICLE IX

MISCELLANEOUS

Section 9.01 Entire Agreement; Construction. This Agreement, including the Exhibits and Schedules shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.

Section 9.02 Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties (including by facsimile, by .pdf, .gif, .jpeg or similar attachment to electronic mail or by DocuSign).

Section 9.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made by delivery in person, by overnight courier service, or by email (provided, that the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.03):

To RemainCo:

The Middleby Corporation

1400 Toastmaster Drive

Elgin, Illinois 60120

Attn: Timothy J. FitzGerald, Chief Executive Officer

Michael D. Thompson, General Counsel and Secretary

Email: tfitzgerald@middleby.com; mthompson@middleby.com

To SpinCo:

[●]

[●]

[●]

Attn: [●]

Email: [●]

All such notices shall be deemed received upon the earlier of (i) actual receipt thereof by the addressee or (ii) actual delivery thereof to the appropriate address.

Section 9.04 Waivers. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Group).

Section 9.05 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by either Party without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void (provided that the foregoing in this Section 9.05 shall not prohibit a Change of Control of a Party). Notwithstanding the foregoing, this Agreement shall be assignable, in whole, to (i) an Affiliate of a Party, or (ii) a bona fide Third Party in connection with a merger, reorganization, consolidation or the sale of assets of a party or its Affiliates hereto related to this Agreement, in either case of (i) or (ii), so long as the resulting, surviving or transferee entity (as applicable) assumes all the obligations of the relevant assigning Party.

Section 9.06 Divestment. Subject to, and without limiting, Section 9.05, in the event of a Change of Control of any Affiliate of Licensee, or divestiture of any unincorporated business or division of Licensee or any of its Affiliates to an unrelated transferee, upon providing written notice of such transaction (a “Divestiture Transaction”) to Licensor, the resulting Divested Entity shall continue to have the licenses granted to such Person pursuant to Article II, but only in connection with the products, components and services then offered by such Divested Entity and Improvements thereto, including those that (a) improve the performance of existing functionality or (b) correct errors or bugs. Further, no licenses under this Agreement shall be granted to any Intellectual Property rights, products or services of any acquirer of any Divested Entity or any of such acquirer’s Affiliates, which exist as of the closing of the applicable Divestiture Transaction of the Divested Entity or any time thereafter; provided that any Patents (including any family members of such Patents) and other Intellectual Property rights of the Divested Entity to which licenses were granted to the other Party as of the closing of the applicable Divestiture Transaction of the Divested Entity, shall remain subject to such licenses.

Section 9.07 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 9.08 Amendment. This Agreement may not be terminated, modified or amended except by an agreement in writing signed by RemainCo and SpinCo.

Section 9.09 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Date, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 9.10 Third Party-Beneficiaries. Except as provided in Section 6.02 relating to Licensor Indemnitees, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon Third Parties any remedy, claim, Liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

Section 9.11 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 9.12 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 9.13 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 9.14 Dispute Resolution. The provisions of Article VII of the Separation Agreement shall govern any Dispute under or in connection with this Agreement.

Section 9.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.16 Interpretation.

(a) The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(b) References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The word “or” shall have the inclusive meaning represented by the phrase “and/or.” Any reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement. Any reference to any Law (including statutes and ordinances) means such Law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability.

Section 9.17 No Waiver. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.18 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by the Parties are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Party will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

THE MIDDLEBY CORPORATION

By:
Name:
Title:

[SPINCO]

By:
Name:
Title:

[Signature Page to Intellectual Property Matters Agreement]